UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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HOLOGIC, INC.

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February 16, 2021

To Our Stockholders:

On March 11, 2021, we will be holding our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). A number of proposals will be presented for your consideration and approval at the Annual Meeting, all of which are described in detail in our proxy statement, which has been made available to you and filed with the U.S. Securities and Exchange Commission (the “SEC”). We encourage you to read the proxy statement in its entirety for detailed information regarding all of the proposals.

In our proxy statement, we describe the terms of the Retirement and Separation Agreement entered into with Peter J. Valenti, III on August 25, 2020, which included acceleration of Mr. Valenti’s balance under our Deferred Compensation Plan and treatment of outstanding equity awards in a manner consistent with the treatment if he were “retirement eligible” under the terms of the applicable award agreements, except for performance share units (which to the extent earned, will not be subject to pro-ration).

Although Mr. Valenti was not, at the time of his retirement, “retirement eligible” under the terms of our Deferred Compensation Plan or the applicable equity award agreements, our Board of Directors sought to recognize Mr. Valenti’s age, tenure and exceptional contributions to Hologic in connection with his departure by providing him with retirement benefits. In particular, Mr. Valenti was the first new Division President recruited by our Chairman, President and CEO, Stephen P. MacMillan, and was instrumental in Hologic’s turnaround after he became Division President, Breast and Skeletal Health in May 2014. At that time, Mr. Valenti was uniquely qualified to overhaul marketing, research and development and sales activities, which resulted in the creation of our Genius 3D line of products and propelled unparalleled share gains and sustainable growth well above expectations. He also spearheaded a very successful series of tuck-in acquisitions to further strengthen the business. Finally, he developed a strong successor in Jennifer K. Meade and graciously stepped aside so that she could move into his role. Taking into account all of these achievements and the factors described above, our Board of Directors determined that providing Mr. Valenti with retirement treatment was appropriate. Our Board of Directors does not intend for this exception to reflect a policy change regarding its or our Compensation Committee’s view towards retirement benefits.

We ask that you vote FOR all proposals under consideration at our Annual Meeting on March 11, 2021. We thank you for your consideration and continued support.